UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 5, 2015

Strayer Education, Inc.
(Exact name of registrant as specified in its charter)

MARYLAND	0-21039	52-1975978
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2303 Dulles Station Boulevard Herndon, VA	20171
(Address of principal executive offices)	(Zip Code)

(703) 561-1600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On May 6, 2015, Strayer Education, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended March 31, 2015.  A copy of the press release is furnished as Exhibit 99.1 hereto and is hereby incorporated by reference into this Item 2.02.

The information furnished under this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) held on May 5, 2015, the stockholders approved the Company’s 2015 Equity Compensation Plan (“2015 Plan”).   The purpose of the 2015 Plan is to provide eligible persons with an incentive to contribute to the success of the Company and to manage the Company’s business in a manner that will provide for the Company’s long-term growth and profitability to benefit its stockholders and other important stakeholders, including its employees and customers, and to provide a means of obtaining, rewarding and retaining key personnel, all in compliance with applicable law.  The 2015 Plan also will be used for the annual restricted stock grants that form a principal part of the compensation of directors of the Company.  The 2015 Plan replaces the Company's 2011 Equity Compensation Plan (the “2011 Plan”), which is now no longer available for additional grants.

The number of shares of common stock reserved for issuance under the 2015 Plan is 500,000 authorized but unissued shares, plus the number of shares (approximately 2,500) available for grant under the 2011 Plan at the time of stockholder approval of the 2015 Plan, and plus the number of shares which may in the future become available under the 2011 Plan due to forfeitures of outstanding awards.

A summary of the 2015 Plan is set forth in the Company’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on March 13, 2015 (the “Proxy Statement”), and is incorporated herein by reference. That summary and the foregoing description of the 2015 Plan are qualified in their entirety by reference to the text of the 2015 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its 2015 Annual Meeting of Stockholders on May 5, 2015.  There were 10,975,332 shares of common stock eligible to be voted at the Annual Meeting and 10,226,315 shares were presented in person or represented by proxy at the meeting which constituted a quorum to conduct business.

There were four proposals submitted to the Company’s stockholders at the Annual Meeting.  All proposals were passed.  The final results of voting on each of the proposals are as follows:

Proposal 1: Elect ten directors to the Board of Directors.

Nominee	Votes For	Votes Against	Abstain	Broker Non-Vote
Robert S. Silberman	8,994,892	265,920	3,747	961,756
Dr. Charlotte F. Beason	9,169,365	91,565	3,629	961,756
William E. Brock	9,158,321	102,609	3,629	961,756
Dr. John T. Casteen, III	8,888,903	372,027	3,629	961,756
Robert R. Grusky	9,169,123	91,807	3,629	961,756
Robert L. Johnson	8,177,011	1,083,919	3,629	961,756
Karl McDonnell	9,171,717	88,995	3,847	961,756
Todd A. Milano	9,168,942	91,943	3,674	961,756
G. Thomas Waite, III	9,168,249	92,681	3,629	961,756
J. David Wargo	9,144,044	116,886	3,629	961,756

Proposal 2: Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

Votes For	Votes Against	Abstain	Broker Non-Vote
10,116,779	108,046	1,490	0

Proposal 3:  Approval of the 2015 Plan.

Votes For	Votes Against	Abstain	Broker Non-Vote
8,352,945	902,011	9,603	961,756

Proposal 4:  Approval on an advisory basis of the compensation of the named executive officers.

Votes For	Votes Against	Abstain	Broker Non-Vote
7,241,563	2,009,875	13,121	961,756

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

10.1	Strayer Education, Inc. 2015 Equity Compensation Plan

99.1	Press Release, dated May 6, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRAYER EDUCATION, INC.

Date:	May 6, 2015	By:	/s/ Daniel W. Jackson
Daniel W. Jackson
Executive Vice President and Chief Financial Officer